Exhibit 10.33

                   AGREEMENT FOR PURCHASE AND SALE OF FIXTURES
                   -------------------------------------------


     Agreement dated as of November 27, 2000, by and between TRI H INVESTORS, a California General Partnership, whose address is 5821 Wilderness Avenue, Riverside, California, 92504 (the "BUYER"); and SPECTRUM ORGANIC PRODUCTS, iNC., a California Corporation, whose address is 133 Copeland Street, Petaluma, California 94952, (the "SELLER").

                           BACKGROUND AND INFORMATION

     SELLER is engaged in the business of food processing and packing. BUYER desires to acquire from SELLER and SELLER desires to sell to BUYER those certain food processing and packing fixtures that are affixed to the real property located at 550 Monterey Road, Morgan Hill, California, more particularly set forth on Exhibit "A" attached hereto and incorporated herein by this reference as though set forth in full, (the purchased fixtures to be acquired are hereinafter referred to as the "PURCHASED FIXTURES"). SELLER is willing to sell and BUYER is willing to buy the PURCHASED FIXTURES, but only upon the terms and conditions hereinafter set forth. Accordingly, in consideration of the premises and the mutual agreements contained in this Agreement, SELLER, BUYER hereby agree as follows:

                              OPERATIVE PROVISIONS


     1. Agreement to Sell and Purchase. Subject to the terms and conditions of this Agreement, at the closing referred to in Section 2. hereof: (the "CLOSING"), the BUYER shall acquire the PURCHASED FIXTURES from the SELLER.

     2. Escrow. The purchase and sale of the PURCHASED FIXTURES that are the subject of this Agreement shall be as set forth hereinbelow through an. escrow to be established immediately on execution of this Agreement by BUYER and SELLER with INTERNATIONAL CITY ESCROW, INC., located at: 5000 E. Spring Street, Suite 120, Long Beach, California, (hereinafter referred to as the ESCROW AGENT or the "ESCROW", whenever the context so requires), by delivering of the documents and instruments of transfer required under the provisions of paragraph 3. b. hereinbelow, against delivery by the BUYER of the purchase price, as provided in paragraph 4. hereinbelow.

        A. Escrow Instructions. The parties agree to execute Escrow Instructions prepared by the ESCROW AGENT in substantially the form of Exhibit "B" attached hereto, (hereinafter referred to as the "ESCROW INSTRUCTIONS"). In the event there is any conflict between any term or provision of the ESCROW INSTRUCTIONS and any term or provision of this Agreement, the term or provision of this Agreement shall govern in all cases.

        B. Definition. As used in this Agreement, "CLOSING" means the passing of good and marketable title to the PURCHASED FIXTURES mentioned in paragraph 1. from SELLER to BUYER. The CLOSING shall take place at the offices of the ESCROW AGENT. Except as otherwise stated in paragraph 3.b. hereinbelow, the costs and expenses of ESCROW shall be paid by BUYER.

        C. Waiver. BUYER waives complianee with the provisions of the California Commercial Code relating to transfers in connection with the sale of assets. However, nothing in this subparagraph shall estop or prevent either the BUYER or SELLER from asserting as a bar or defense to any action or proceeding brought under that law that it does not apply to the sale contemplated under this Agreement.

     3. Closing.

        A. Time and Place. The consummation of the transactions contemplated by this Agreement shall take place at the CLOSING, to he held at 2:00 p.m. on the earlier of: (1) the date five business days after the BUYER provides written notice to the SELLER that all of the conditions to the CLOSING have been satisfied or waived: or (2) November 30, 2000, whichever occurs first, at the offices of the ESCROW AGENT, or at such other time, date or place as the parties hereto may mutually agree.

                                       3.

        B. Deliveries at the CLOSING. At the CLOSING, SELLER shall deliver to the ESCROW AGENT such conveyances, bills of sale, assignments, agreements, UCC lien releases, and other documents, in form and substance satisfactory to BUYER'S counsel, as may be reasonably requested by BUYER'S counsel to effect the sale and transfer of the PURCHASED FIXTURES with good and marketable title, free and clear of any and all liens, claims and encumbrances of any type, and to consummate the transactions contemplated by this Agreement, and SELLER shall make such other deliveries specified in or contemplated by this Agreement.. On or before the CLOSING, BUYER shall deliver to the ESCROW AGENT, cash, or a certified bank or cashier's check or wire transfer in accordance with Section 4. hereof, together with sufficient funds to pay the escrow costs and expenses, and an original assignment executed by BUYER assigning all of BUYER'S right, title and interest in and to that certain Food Processing and Packing Credit Agreement by and between BUYER and TRIPLE H FOOD PROCESSORS, INC., a California Corporation, a copy of which is attached hereto as Exhibit "C".

     4. Purchase Price and Payments.

        A. Purchase Price. The purchase price to be paid for the BUYER'S acquisition of the PURCHASED FIXTURES shall be the sum of $595,000.00, to be paid in the form of cash and the assignment of the said Food Processing and Packing Credit Agreement, as more particularly set forth hereinbelow.

        B.Payments of Purchase Price. The PURCHASE PRICE shall be paid as follows:

          (1) Cash. On or before the CLOSING, BUYER shall deliver to the ESCROW AGENT, cash, or a certified bank or cashier's check or wire transfer in readily available funds, the sum of $380,000.00, together with sufficient additional funds to pay the escrow costs and expenses.

          (2) Assignment of Food Processing and Packing Credit Agreement. On or before the CLOSING, BUYER shall deliver to the ESCROW AGENT an original assignment executed by BUYER assigning all of BUYER'S right, title and interest in and to that certain Food Processing and Packing Credit Agreement by and between BUYER and TRIPLE H FOOD PROCESSORS, INC., a California Corporation, a copy of which is attached hereto as Exhibit "C". The parties specifically agree and acknowledge that for purposes of this Agreement the said Food Processing and Packing Credit Agreement has a value of $215,000.00, which shall be credited to the purchase price.

     5. TITLE:

        At the close of ESCROW and transfer of title, SELLER will deliver to BUYER good and marketable title to the said PURCHASED FIXTURES, free and clear of any and all restrictions on or conditions of transfer or assignment, and free and clear of any and all mortgages, liens, pledges, charges, encumbrances, equities, claims, rights, conditions and/or restrictions.

     6. REMOVAL, DISASSEMBLY, AND TRANSPORTATION CHARGES AND FEES:

        Any and all removal, disassembly, and transportation, charges and fees associated with the removal of the PURCHASED FIXTURES from SELLER'S facilities at Morgan Hill, California shall be paid solely and exclusively by the BUYER and the BUYER shall indemnify, defend and hold the SELLER free and harmless therefrom.

     7. DISASSEMBLY AND LOADING OF PURCHASED ASSETS:

        BUYER, at its sole cost and expense, shall disassemble the PURCHASED FIXTURES so as not to cause any material damage to SELLER'S facilities, and BUYER shall indemnify, defend and hold SELLER and its agents and employees free and harmless from and against any and all liabilities, damages, injuries, claims, suits, expenses (including reasonable attorney's fees, court costs and out-of-pocket expenses) that may in any way arise from the actions of BUYER or its employees or agents in disassembling, loading and transporting the PURCHASED FIXTURES. SELLER agrees to provide reasonable access to its plant/facilities to BUYER and BUYER'S employees and agents for the purpose of disassembling, loading and transporting the PURCHASED FIXTURES.

     8. TECHNICAL ASSISTANCE TO INSTALL THE PURCHASED FIXTURES:

        If requested in writing by BUYER, SELLER agrees to provide at no cost or expense technical assistance to BUYER at its plant/facilities with respect to the removal/disassembly of the PURCHASED FIXTURES. SELLER shall designate an officer, employee, agent or other qualified representative to provide any such technical assistance which may be requested by BUYER.

     9. EXCISE AND PROPERTY TAXES:

        BUYER shall pay all sales and use taxes, if any are owed, arising out of the transfer of the PURCHASED FIXTURES. BUYER shall not be responsible for any property, business, occupation, withholding, or similar taxes of any kind related to the PURCHASED FIXTURES, all of which shall be the sole responsibility of SELLER.

     10. WARRANTIES OF SELLER

         SELLER shall indemnify, defend, and hold BUYER free and harmless from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney's fees, that arise, result from, or relate to any breach of, or failure by SELLER to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit, instrument or bill of sale furnished or to be furnished by SELLER hereunder.

     11. DISCLA1MER OF ALL OTHER WARRANTIES:

         THE PURCHASED FIXTURES WHICH ARE THE SUBJECT OF THIS AGREEMENT ARE PURCHASED BY THE BUYER "AS-IS, WHERE-IS" AND "WITH ALL FAULTS", AND BUYER ACKNOWLEDGES THAT NO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE ARE TO BE IMPLIED IN THIS TRANSACTION.

     12. INDEMNiFICATION:

         Each party shall indemnify and hold the other party harmless and will, upon request, defend the other against all actions, proceedings, claims, demands, suits, outlays, damages or expenses, including reasonable legal fees and other costs that may be assessed against the other, and which the other may incur in defending any proceedings in which the damage sustained arose from a failure of the defaulting party to meet its obligations under this AGREEMENT, or from any other act or omission of the defaulting or breaching party, its representatives, agents or employees.

     13. MISCELLANEOUS:

          A. SURVIVAL OF REPRESENTATIONS AND WARRANTIES:

             The representations, warranties, covenants and agreements of both BUYER and SELLER shall remain in full force regardless of any investigation or approval by BUYER and shall survive the delivery of the PURCHASED FIXTURES to BUYER.

          B. ASSIGNMENT:

             This AGREEMENT shall be binding upon, inure to the benetit ot, and be enforceable by the heirs, successors, administrators, executors and assigns of BUYER and SELLER except however, neither party shall transfer or assign this AGREEMENT or any part thereof without the prior written consent of the other party.

          C. CHOICE OF LAW:

             This AGREEMENT shall be governed by the internal laws of the State of California, without giving effect to the internal "choice of law" rules, provisions, or statutes of the State of California.

          D. PARTIAL INVALIDITY

             If any term, covenant, condition or provision of this AGREEMENT is held by a arbitrator or court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          E. MUTUAL ASSURANCES:

             As additional consideration for the purchase and sale contemplated herein, the parties hereto mutually agree to undertake to do, and to do, any and all other acts and things necessary, proper or required to accomplish the purchase and sale, including but not limited to, the execution and filing of any and all bills of sale, documents, applications, statements, consents and declarations.

          F. ENTIRE AGREEMENT

             This AGREEMENT constitutes the sole and entire agreement between the parties hereto with regard to the subject matter hereof. No course of prior dealings between the parties and no usage of trade shall be relevant or admissible to supplement, explain, or vary any of the terms of this AGREEMENT. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement shall not be relevant or admissible to determine the meaning of this AGREEMENT even though the accepting or acquiescing party has knowledge of the nature of the performance and an opportunity to make objection. No representations, understandings, or agreement have been made or relied upon in the making of this AGREEMENT other than those specifically set forth herein. This AGREEMENT may be modified only in an instrument signed by the parties or their duly authorized agents.

          G. INTERPRETATION & CONSTRUCTION:

             The parties to this AGREEMENT were represented by separate counsel and this AGREEMENT was prepared through the joint efforts of the parties. Therefore, the language in all parts of this AGREEMENT shall in all cases be simply construed according to its fair meaning and not strictly for or against BUYER or SELLER. Accordingly, the parties hereby waive ss. 1654 of the California Civil Code and all other rules of law or construction which state that in cases of uncertainty, the language of a contract should be interpreted most strongly against the party who caused the uncertainty to exist.

          H. TIME OF THE ESSENCE

             Time is hereby expressly declared to be of the essence of this AGREEMENT and each and every term and provision hereof.

          I. CAPTIONS:

             Captions of the articles, sections or paragraphs of this AGREEMENT are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this AGREEMENT.

          J. NOTICES:

             Except as otherwise expressly provided herein or by law, any and all notices or other communications required or permitted by this AGREEMENT or by law, to be served on, given to, or delivered to either party hereto, BUYER or SELLER by the other party to this AGREEMENT shall be in writing and shall be deemed duly served, given, delivered and received when personally delivered to the principal office or business address of the party to whom it is directed by confirmed telephonic facsimile transmission or cable, or in lieu thereof: when deposited in the United States mail, first-class postage prepaid, addressed to SELLER as follows:

SPECTRUM ORGANIC PRODUCTS, INC.        133 Copeland Street Petaluma,
                                       California 94952


and to BUYER as follows:


TRI H INVESTORS                        5821 Wilderness Ave.
                                       Riverside, California 92504

          The parties may change their addresses for the purpose of this paragraph by giving written notice of such change to the other parties in the manner provided herein.

          K. ARBITRATION OF DISPUTES:

             Any controversy, claim or dispute between the parties, directly or indirectly, concerning this AGREEMENT or breach hereof: or the subject matter hereof: shall be finally settled by arbitration as provided herein. In the event a dispute is to be submitted to arbitration, the dispute shall be settled by arbitration in the City of Riverside, Riverside County, California, and judgment upon the award rendered may be entered in any court having jurisdiction thereof Except as specifically provided herein the arbitration shall proceed in accordance with the laws of the State of California. The party requesting arbitration shall give a written demand for arbitration to the other party by registered or certified mail. The demand shall set forth a statement for the nature of the dispute, the amount involved and the remedies sought. No later than thirty (30) calendar days after the demand for arbitration is served, the parties shall jointly select and appoint a retired Judge in the County Court to act as the arbitrator. If the parties do not agree on the selection of an arbitrator, the party seeking arbitration shall apply to the County Court for the appointment of a retired Judge of that court to serve as the arbitrator. As rules for the arbitration, the arbitrator shall apply the provisions of Sections 1282 through 1284.2 of the California Code of Civil Procedure and the parties may pursue discovery in accordance with California Code of Civil Procedure
Section 1283.05. No later than ten (10) calendar days after the arbitrator is appointed, the arbitrator shall schedule the arbitration for hearing to commence on a mutually convient date. The hearing shall commence no later than one hundred eighty (180) calendar days after the arbitrator is appointed and shall continue from day to day until completed. All discovery shall be completed no later than the commencement of the arbitration hearing, or one hundred eighty
(180) calendar days after the date that a proper demand for arbitration is served, whichever occurs earlier, unless upon a showing of good cause the arbitrator extends or shortens such period. The arbitrator shall issue his or her award in writing no later than twenty (20) calendar days after the conclusion of the hearing. The arbitration award shall be final and binding regardless of whether one of the parties fails or refuses to participate in the arbitration. The results of such arbitration shall be conclusive and binding, provided, however, that both parties shall have the right to apply to a court of competent jurisdiction for such equitable relief as is necessary to preserve and enforce their rights under this AGREEMENT. Notwithstanding any of the foregoing provisions, either party may join the other party to any action, suit or proceeding with respect to which the party seeking such joinder is a defendant, if the other party is required to defend, indemnify, and hold harmless such defendant in accordance with the terms and provisions hereof.



          L. NON-EXCLUSWE REMEDIES:

             Any remedies of BUYER and/or SELLER set forth in this AGREEMENT shall not be exclusive, but shall be cumulative and in addition to all rights and remedies now or hereinafter provided in this AGREEMENT or allowed by law or equity.

             Upon any breach of this AGREEMENT by any party, the other party shall be free to exercise any and all rights and remedies that party may have concurrently or simultaneously and that party shall not be required to first exercise or exhaust any individual right or remedy that party may have, but that party shall be free to exercise all such rights and remedies at the same time.

          M. ATTORNEY'S FEES:

             If any legal action, arbitration or other proceeding is brought for the enforcement of this AGREEMENT, or because of an alleged dispute, breach, default or misrepresentation in conne~ction with any of the provisions of this AGREEMENT, or any of the Exhibits which are incorporated herein, then the successful or prevailing party shall be entitled to recover reasonable attorney's fees and all other costs incurred in any such action or proceeding, in addition to any other relief to which he may be entitled.

             IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT on the date first written hereinabove, at Riverside, Riverside County, California.


BUYER:                                                SELLER:
- ------                                                ------


TRI H INVESTORS,                            SPECTRUM ORGANIC PRODUCTS, INC.
A California General Partnership            A California Corporation



By:  /s/  Richard J. Harris                 By:  /s/  Hubert Holcombe, Jr.
   --------------------------                  --------------------------------
          RICHARD J. HARRIS                           HUBERT HOLCOMBE, JR.,
          General Partner                             Vice President of
                                                      Operations

                                   EXHIBIT "A"

                         (List/Description of Fixtures)

                             GLASS BOTTLING FIXTURES

Property Tag        Qty                    Description
- ------------        ---                    -----------
   Number
   ------


    19               1        Ouellette Machinery Systems, Inc. Model BKSAD-500
                              low level bulk glass depallettizer, s/n 090
20A & 20B            2        Cherry Burrell 2500 gallon cap. S/S vertical mix
                              tanks with front manholes, bottom side agitators,
                              dome-top, dish-bottom
21A & 21B            2        APV Crepaco 1000 gallon s/s jacketed dome-top
                              processors, sin's K1602, K1518, (1997), 75 PSI
                              jackets, 7.5hp, dual speed, top-mounted, full-
                              sweep scrape surface agitators
    22               1        Groen 200 gallon, s/s jacketed kettle, s/n 20919,
                              100 PSI working ressure, working top with covers
    23               1        Wilden model M15 s/s diaphram pump
    24               1        Waukesha size 130 s/s positive rotary pump, s/n
                              19793997 with 5 hp van speed motor
    25               1        Waukesha size 125 s/s positive rotary pump, s/n
                              D049137SS with 5 hp van-speed motor
    26               1        Lock model HDS metal check inline liquid metal
                              detector with G&H air actuated diverter valve
    27              LOT       Assorted s/s pipe, air-actuated valves, butterfly
                              valves, T's, elbows, clamps, assorted fittings,
                              throughtout main production bottling area
28A,B,C,D,E          5        Neptune flow meters with registers, (2) in storage
    29               1        Sentry racetrack type bottle inverter/cleaner,
                              model 4858, S/n 1399 with bottle feed section and Enterprice Glass tempering unit

    30               1        Elmar remanufactured model RPE-5281RH 28 valve
                              rotary filler, s/n EM95-2137, remanufactured 1996,
                              to 50 oz car, with Elmar worldwide programmable
                              controls
    31               1        Diversified, in-line through-feed capper, with cap
                              feeder and orientator with s/s 6" cleated belt
                              incline cap conveyor, and exhaust hood
    32               1        Sentry all s/s wash tunnel/bottle pre-heater with
                              water spray jets
    33               1        Jerry Weir dry heat type pasteurizer/cooler with
                              8.5' x 50' overall length, 8.5' W plastic
                              through=feed exhaust conveyor with steam and air
                              heat exchanger, blowers, full length exhaust hood,
                              cool rinse tunnel, air knife dryer with blower
    34               1        Sentry 8' W x 20' L bi-directional accumulating
                              table
    35               1        Urschel model J dicer, s/n 1036
    36               1        Krones Canmatic labeler, s/n 73-D95, dual-clutch,
                              18 station, (6) sets of change parts, Krones
                              Stratec label check, (Note: electronics upgraded
                              in 1999)
    37               1        Culbro type TAMP-R-ALERT neck sleever, s/n
                              13824558603
    38               1        Peco Vac-Trac II vacuum/pressure dud detector,
                              approx with kick out
    39               1        Videojet excel series 100 inkjet coder, s/n
                              E93G26002
    40              LOT       Morrison model 60 no. 10 can timing screw, s/n
                              84-3388, with automatic no. 10 can opener, bottle
                              inverter and s/s dump tank
    41               1        Seco 8' x 6.5' bi-diredtional plastic belt
                              accumulating table, s/s framed

  Property Tag      Qty                    Description
  ------------      ---                    -----------
     Number
     ------

       43            1        Combi America drop case packer with (6) heads, s/n
                              DPi 119724970 with Hytrol case conveyor and
                              plastic table top bottle feed conveyor
       44            1        3M Matic 200A adjustable case sealer, s/n 10205
       45            1        Videojet Maxum II, s/n 292H05084, inkjet case
                              coding system
       46            1        Arpac model 115-24 tray overwrap system with
                              shrink tunnel, s/n 2462
       47            1        Vongal model SRLX-484ORHSEPD case palletizer, s/n
                              2106
                    LOT       Assorted s/s-framed bottling line conveyor,
                              approx. 100'
                    LOT       Approx. 85' assorted power roller case conveyor
       48            1        Weightronics model 3275 digital scale
       49            1        Blue M Magni-Whirl constant temperature bath
       50            1        Restau-Matic "Dynamic" model SMX mixer
                    LOT       (2) s/s tables, s/s pails, s/s 3-compartment sink,
                              pneumatic #10 can opener
       51           LOT       11 wizard electric drum deheaders, (new 1998)
       52            1        Best Flex expandable box conveyer
       53            1        Weightronix QE-3265 bench top digital scale, s/n
                              006277
       54            1        Sandpiper model EB35M 3" s/s diaphram pump, s/n
                              688251
       55            1        WeightronixWl 125 digital platform scale with 4' x
                              4's/s remote platform
       56            1        Labelaire pressure labeler, model and s/n n/a

                                   EXHIBIT "B"
                              (Escrow Instructions)

                                  EXHIBIT "C"
                 (Food Processing and Packing Credit Agreement)

                  FOOD PROCESSING AND PACKING CREDIT AGREEMENT


This Food Processing and Packing Credit Agreement is made and entered into this 27 day of November, 2000 by and between TRIPLE H FOOD PROCESSORS, INC., a California Corporation, with its principal place of business located 5821 Wilderness Avenue, Riverside, California, (hereinafter referred to as "PACKER"), and TRI H INVESTORS, a California General Partnership with its principal place of business located at 5821 Wilderness Avenue, Riverside, California, (hereinafter referred to as "TRI H"), as follows:


                                    RECTTALS
                                    --------

WHEREAS, the PACKER and TRI H have entered into a certain Lease of Personal Property, dated November 27, 2000, under the terms of which TRI H has leased to the PACKER certain items of food processing and packing equipment and fixtures for use in its food packing and process business, and under the terms of which the PACKER has agreed, among other thinks, to provide to TRI H per case food processing and packing credits in the total sum of $215,000.00, to be used as a credit, deduction or offset against any food processing and packing services provided or to be provided by PACKER to TRI H, or its duly authorized assignees; and


WHEREAS, TRI H, or its duly authorized assignees, desire to utilize the various food processing and packing credits, deductions, or offsets against any sums owed to the PACKER for packing services rendered or provided by the PACKER during the term of any food processing or packing production contract that is in force and effect by and between the PACKER and TRI H, or its duly authorized assignees during the term of this Agreement;


NOW, THEREFORE, in consideration of the foregoing and the promises, representations, agreements and warranties contained herein, the parties hereto agree as follows:



   1. Until the credit, deduction or offset amount set forth in paragraph 2. hereinbelow has been fully utilized or exhausted, the PACKER shall credit, deduct, or offset against any contract food packaging and processing fees that would otherwise be due and payable to PACKER under the terms of any food processing or packaging contract that is then in force and effect by and between the PACKER and TRI I-I, or its duly authorized assignees, the following per case amounts for the following types of products:


            A.  Organic sauces and salsas: $0.20 per case;
            B.  Non-organic products: $0.10 per case;
            C.  Organic/Non-organic salad dressings: $0.10; and
            D. New products not currently formulated: $0.20 per case for organic products and $0.10 per case for non-organic products.

   2. The total amount of the credit, deduction or offset under this Agreement shall be the sum of $215,000.00, and the credit, deduction or offset shall begin to accrue on per case basis only upon the execution of a written Processing and Packaging Agreement by and between the PACKER and TRJ H, or its duly authorized assignees, and the actual commencement of production by the PACKER pursuant to any such Processing and Packaging Production Agreement. The credit, deduction, or offset amount, based upon the above-listed products and per case amounts, shall be shown on each invoice from the PACKER to TRI H, or its duly authorized assignees, until the entire 521 5,000.00 amount has been fully credited, deducted, or offset, or until the termination of the said written Processing and Packaging Production Agreement, whichever event occurs first, except as otherwise provided hereinbelow and in said Processing and Packaging Agreement. In no event shall the total credit, deduction, or offset hereunder exceed the sum of $215,000.00 under any circumstances.


IN THE EVENT THAT ANY REQUIRED PROCESSING AND PACKAGING AGREEMENT BETWEEN THE PACKER AND TRI H. OR ITS DULY AUTHORTZED ASSTGNEE, IS NOT RENEWED BY TRT H,
OR ITS DULY AUTHORIZED ASSIGNEE, OR IN THE EVENT THAT ANY REQUIRED PROCESSING AND PACKAGING AGREEMENT IS TERMINATED BY TRI H, OR ITS DULY AUTHORIZED
ASSIGNEE, FOR ANY REASON, OTHER THAN AS A RESULT OF A DEFAULT BY THE PACKER THEREUNDER, OR IF ANY REQUIRED PROCESSING AND PACKING AGREEMENT IS TERMINATED BY THE PACKER AS A RESULT OF A DEFAULT THEREUNDER BY TRI H, OR ITS DULY
AUTHORIZED ASSIGNEE, THEN THERE SHALL BE NO REFUND OR ADJUSTMENT OF ANY KIND
FOR ANY UNUSED CREDIT, DEDUCTION, OR OIFFSET AMOUNT AS A CONSEQUENCE OF THE TERMINATION OF ANY SUCH REQUIRED PROCESSING AND PACKAGING PRODUCTION AGREEMENT BY AND BETWEEN THE PACKER AND TRI H, OR ITS DULY AUTHOR1ZEE ASSIGNEES. THE

FOREGOING NOTWITHSTANDING, IN THE EVENT THAT ANY REQUIRED PROCESSTNG AND PACKAGING AGREEMENT IS NOT RENEWED BY THE PACKER, OR IN THE EVENT THAT ANY REQUIRED PROCESSING AND PACKAGING AGREEMENT IS TERMINATED BY THE PACKER OR IS TERPffNATEID BY TRI H, OR ITS DULY AUTHORIZED ASSIGNEE, AS A RESULT OF A DEFAULT BY PACKER UNDER THE PROCESSING AND PACKAGING AGREEMENT, THEN ANY UNUSED CREDIT HEREUNDER SHALL IMMEDIATELY BE PAID TO TRI H OR ITS DULY AUTHORIZED ASSIGNEE.

   3. Miscellaneous Provisions:

                                  Choice of Law

          A. This Agreement shall be deemed to be executed and delivered in Riverside, Riverside County, California and governed by and construed in accordance with the laws of the State of California.

                              Heirs and Successors

          B. This Agreement and each of its provisions shall be binding on and shall inure to the benefit of the respective heirs, devisees, legatees, executors, administrators, trustees, successors, and assigns of the parties to this Agreement and their duly authorized assignees. Nothing contained in this Paragraph shall be construed as a consent by PACKER to any assignment of this Agreement or any rights or interest therein by TRI H. Except, however, consent is hereby given by the PACKER for the assignment of this Agreement by TRI H to

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


SPECTRUM ORGANIC PRODUCTS, INC., a California Corporation, but no consent is given to any other assignments by TRI H or by SPECTRUM ORGANIC PRODUCTS, INC. without the prior written consent of PACKER.

                                      Time

          C. Time is of the essence in this Agreement and in each provision contained within, and each provision is made and declared to be a material, necessary, and essential part of this Lease.

                                   Arbitration

         D. Any controversy or claim, including any claims of interpretation or misrepresentation, arising out of or related to this Agreement or breach of this Agreement shall be settled by binding arbitration. The arbitration shall be concluded by a single arbitrator in Riverside County, California, under the then current rules of the American Arbitration Association provided that the arbitrator shall be chosen from a panel of persons knowledgeable in the food packing/processing business. The decision and award of the arbitrator shall be final and binding and the award so rendered may be entered in any court having jurisdiction. The arbitration shall be held and the award shall be deemed to be made in Riverside, California.

                     Agreement Survives rvives Partial Invalidity

          D. If any provisions of this Agreement or the application of any of its provisions to any party or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of the provisions to the other parties or circumstances shall remain valid and in full force and effect.

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


          IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written hereinabove.



                                            TRI H:

                                            TRI-H INVESTORS
                                            A California General Partnership


                                            By:  /s/  THOMAS G. HARRIS
                                               --------------------------------
                                                      THOMAS G. HARRIS,
                                                      General Partner

                                            PACKER:

                                            TRI H FOOD PROCESSORS, INC.,
                                            A California Corporation

                                            By:  /s/  RICHARD J. HARRIS
                                               --------------------------------
                                                      RICHARD J. HARRIS,
                                                      Secretary/Treasurer


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